As filed with the Securities and Exchange Commission on April 10, 2026
File No. 001-43059

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

FedEx Freight Holding Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	39-3560171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
8285 Tournament Drive Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)
(901) 818-7500
(Registrant’s telephone number)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.10 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FEDEX FREIGHT HOLDING COMPANY, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.
Business.

The information required by this item is contained under the sections of the Information Statement entitled “Information Statement Summary,” “The Spin-Off,” “Our Business,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” “Certain Relationships and Related Person Transactions,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A.
Risk Factors.

The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.
Item 2.
Financial Information.

The information required by this item is contained under the sections of the Information Statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” and “Index to Consolidated Financial Statements” and the financial statements and related notes referenced therein. Those sections are incorporated herein by reference.
Item 3.
Properties.

The information required by this item is contained under the section of the Information Statement entitled “Our Business — Properties.” That section is incorporated herein by reference.
Item 4.
Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5.
Directors and Executive Officers.

The information required by this item is contained under the section of the Information Statement entitled “Management.” That section is incorporated herein by reference.
Item 6.
Executive Compensation.

The information required by this item is contained under the sections of the Information Statement entitled “Management — Compensation Committee Interlocks and Insider Participation,” “Director Compensation,” and “Compensation Discussion and Analysis.” Those sections are incorporated herein by reference.
Item 7.
Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the Information Statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.
Legal Proceedings.

The information required by this item is contained under the sections of the Information Statement entitled “Our Business — Legal Proceedings” and Note 12, “Contingencies,” to the consolidated financial statements. Those sections are incorporated herein by reference.
Item 9.
Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the Information Statement entitled “The Spin-Off,” “Dividend Policy,” “Capitalization,” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.
Item 10.
Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the Information Statement entitled “Description of Our Capital Stock — Sale of Unregistered Securities.” That section is incorporated herein by reference.
Item 11.
Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections of the Information Statement entitled “The Spin-Off,” “Dividend Policy,” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.
Item 12.
Indemnification of Directors and Officers.

The information required by this item is contained under the section of the Information Statement entitled “Description of Our Capital Stock — Limitation on Liability of Directors and Indemnification of Directors and Officers.” That section is incorporated herein by reference.
Item 13.
Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the Information Statement entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Index to Consolidated Financial Statements” and the financial statements and related notes referenced therein. Those sections are incorporated herein by reference.
Item 14.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.
Item 15.
Financial Statements and Exhibits.

(a)
Financial Statements

The information required by this item is contained under the sections of the Information Statement entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Index to Consolidated Financial Statements” and the financial statements and related notes referenced therein. Those sections are incorporated herein by reference.

(b)
Exhibits

The following documents are filed as exhibits hereto:
Exhibit Numbers	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between FedEx Corporation and the registrant.**
3.1	Form of Certificate of Incorporation of the registrant.**
3.2	Form of Bylaws of the registrant.**
4.1	Indenture, dated as of February 5, 2026, by and among the registrant, FedEx Freight, Inc., and Regions Bank, as trustee.*
4.2	Registration Rights Agreement, dated as of February 5, 2026, by and among the registrant, each guarantor party thereto, and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., and Wells Fargo Securities, LLC as representatives of the several initial purchasers thereto.*
4.3	Guarantee Agreement, dated as of February 5, 2026, by and among the registrant, FedEx Corporation, and Regions Bank, as trustee.*
4.4	Form of 4.300% Senior Note due 2029 (included in Exhibit 4.1).*
4.5	Form of 4.650% Senior Note due 2031 (included in Exhibit 4.1).*
4.6	Form of 4.950% Senior Note due 2033 (included in Exhibit 4.1).*
4.7	Form of 5.250% Senior Note due 2036 (included in Exhibit 4.1).*
10.1	Form of Transition Services Agreement by and between FedEx Corporation and the registrant.**
10.2	Form of Tax Matters Agreement by and between FedEx Corporation and the registrant.**
10.3	Form of Employee Matters Agreement by and between FedEx Corporation and the registrant.*
10.4	Form of Intellectual Property Cross-License Agreement by and among FedEx Corporation, Federal Express Corporation, FedEx Dataworks, Inc., and the registrant.**
10.5	Form of Trademark License Agreement by and between Federal Express Corporation and the registrant.**
10.6	Form of Stockholder and Registration Rights Agreement by and between FedEx Corporation and the registrant.**
10.7	Delayed Draw Term Loan Agreement, dated as of January 15, 2026, by and among the registrant, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.**
10.8	Revolving Credit Agreement, dated as of January 15, 2026, by and among the registrant, as borrower, the lenders party thereto, the issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.**
10.9	FedEx Freight Holding Company, Inc. 2026 Omnibus Stock Incentive Plan.*
10.10	FedEx Freight Holding Company, Inc. 2026 Employee Stock Purchase Plan.*
10.11	Offer Letter for Marshall W. Witt.**
21.1	Subsidiaries of the registrant.**
99.1	Information Statement of the registrant, preliminary and subject to completion, dated April 10, 2026.*
99.2	Form of Notice of Internet Availability of Information Statement Materials.**

*
Filed herewith.

**
Previously filed.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
FedEx Freight Holding Company, Inc.
By: /s/ C. Edward Klank III Name: C. Edward Klank III Title: President
Date: April 10, 2026